Exhibit 99.1

CONSENT OF EVERCORE GROUP L.L.C.

March 8, 2019

The Board of Directors of

SunCoke Energy, Inc.

1011 Warrenville Road

Dallas, Texas 75201

Members of the Board of Directors:

We hereby consent to (i) the inclusion of our opinion letter, dated February 4, 2019, to the Board of Directors of SunCoke Energy, Inc. as Annex C to the joint prospectus/consent statement/ proxy statement included in the initially filed Registration Statement on Form S-4 of SunCoke Energy, Inc., a Delaware corporation (“SXC”), filed on March 8, 2019 (the “Registration Statement”), relating to the proposed merger of a wholly owned subsidiary of SXC with and into SunCoke Energy Partners, L.P., a Delaware limited partnership, and (ii) all references to Evercore Group L.L.C. in the sections captioned “Summary—Opinion of SunCoke’s Financial Advisor”, “The Merger—Background of the Merger”, “The Merger—Unaudited Financial Projections of SunCoke and SXCP”, “The Merger—Recommendation of the SunCoke Board and Its Reasons for the Merger”, “The Merger—Opinion of SunCoke’s Financial Advisor”, and “Part II. Information Not Required in Prospectus—Item 21. Exhibits and Financial Statement Schedules” of the joint prospectus/consent statement/proxy statement which forms a part of the Registration Statement.

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), joint prospectus/consent statement/proxy statement or any other document, except in accordance with our prior written consent. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are “experts” for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Robert A. Pacha
Name:	Robert A. Pacha
Title:	Senior Managing Director